Exhibit 10.9

LEASE

THIS LEASE is made between Trinity Group Construction, Inc. whose address is 13454 Sunrise Valley Drive, Suite 440, Herndon, Virginia 20171 (“Tenant”), and TC Legacy, LLC (Landlord”) effective as of this 1st day of February 2008.

WHEREAS, Landlord is the Lessee of a building (the “Building”) located at 13849 Park Center Road, Suite 100, Herndon, Virginia ; and

WHEREAS, Tenant desires to Lease a portion of this building and Landlord is willing to rent to Tenant such portion of this building upon the terms, conditions, covenants, and agreements set forth herein; and

1.	TERMS AND DEFINITIONS

A.	“Leased Premises” shall mean approximately 13,982 square feet of space in the Building and more specifically described in Exhibit A attached hereto and made a part hereof. The parties acknowledge that Tenant shall have the common use of the bathroom facility and first floor large kitchen facility,

B.	“Lease Commencement Date” shall mean February 1, 2008.

C.	“Lease Term” Shall mean Fifteen (15) Years from the Lease Commencement Date, with an option to extend for two (2) additional Five (5) year periods.

D.	Rent from Lease Commencement Date through February 1, 2018 shall be payable to TO Legacy, LLC;

E.	Notwithstanding anything to the contrary in this lease, the rent ’ payable hereunder shall not exceed the debt service due and owing from the Landlord to any first and second deed of trust holders on the demised premises, plus any property taxes, insurance, utilities or maintenance expenses paid by the landlord relating to the demised premises.

F.	“Tenant’s Total Square Footage” shall mean 13,982 square feet.

G.	“Deposit” shall mean one month’s rent due prior to occupancy.

H.	“Permitted Purpose” shall mean use of the Leased Premises as an office.

I.	“Lease Year” shall mean each successive twelve (12) consecutive month period, beginning from the Lease Commencement Date.

2.	USES

A. Tenant agrees continuously to use and occupy the Leased Premises for the Permitted Purpose only, and for no other purpose. Tenant covenants to comply with the provisions of all recorded covenants, conditions and restrictions, and all building, zoning, fire and other governmental laws, ordinances, regulations or rules applicable to the Lease Premises and all requirements of the carriers of insurance covering the Project. Tenant shall not do or permit anything to be done in or about the Leased Premises or bring or keep anything in the Leased Premises that may increase the fire and extended coverage insurance premium upon the Building; that may injure the Building; may constitute waste; be a nuisance, public or private; or be a menace to tenants of adjoining Premises, or anyone else.

B. Tenant agrees that it has determined to Tenant’s satisfaction that the Leased Premises can be used for the purpose for which they are leased, and waives any right to terminate this. Lease in the event the Leased Premises cannot be used for such purposes or for any reason may not be used for such purposes during the Lease Term.

C. By taking possession hereunder, Tenant shall have acknowledged that is has examined the Leased Premises and accepts the same as being in the condition called for by this Lease, and Tenant agrees that it shall accept the Leased Premises in its as is condition.

3.	RENT

A. Tenant covenants and agrees to pay to Landlord during the Lease Term (at the place specified for notice in Paragraph Numbered 27 below) the Base Rent without demand, deduction, set off or counter-claim, payable each month, in advance, on the first day of each calendar month. Tenant also covenants and agrees to pay to Landlord the Additional Rent as described in Paragraph Numbered 3.B below. (Base Rent and Additional Rent, together with other amounts which may be payable by Tenant to landlord under this Lease shall sometimes be referred to collectively as “Rent”). Rent for any fractional calendar month, at the beginning or end of the Lease Term, shall be that proportion of the monthly installment, which the number of days during such month bears to the total number of days in the month. Rent not paid when due shall begin to bear interest on the date when due at a rate of eighteen percent (18%) or the maximum lawful penalty interest allowed in Virginia, whichever is lower.

B. The Base Rent set forth in Paragraph Numbered 1.E above shall be increased on the first anniversary date of the Lease Commencement Date by an amount equal to any increase in expenses for maintaining the demised premises, however the rent payable hereunder shall not exceed the debt service due and owing from the Landlord to any first and second deed of trust holders on the demised premises, plus any property taxes, insurance, utilities or maintenance expenses paid by the landlord relating to the demised premises.

4.	TENANT’S PREPAID RENT AND SECURITY DEPOSIT

Tenant has this date paid to Landlord the Deposit as security for the faithful performance by Tenant of all of the terins, covenants and conditions of this Lease. In the event Tenant fully complies with all terms and conditions of this Lease, but not otherwise, the Deposit shall be refunded to Tenant upon expiration of this Lease. Landlord may, but is not obligated to, apply a portion of the Deposit to cure any default hereunder, and Tenant, within five (5) days following notice, shall replenish the amount necessary to restore the full Deposit.

The Landlord shall not be required to maintain the security deposit in an interest bearing account, nor in a separate account. Any interest which may accrue on the said sum shall belong to the Landlord, and the Landlord shall have the right to commingle the said funds during the terms of this Lease.

5.	UTILITIES

Landlord shall be solely responsible for electricity, water, sewer and other utilities, Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall such interruption or curtailment constitute a constructive eviction or grounds for rental abatement (except to the extent Landlord may receive proceeds from rent abatement insurance for the Leased Premises) in whole or in part. Landlord shall not be responsible for any telephone, communication, Internet or other utilities for communication required by Tenant.

6.	BUILDING SERVICES

Landlord agrees to (i) reasonably maintain all parking and exterior areas, which maintenance shall include lighting, gardening, cleaning, sweeping and painting, and (ii) maintain and repair the exterior of the Building, its structural portions and the roof (together, “Building Services”).

Landlord shall not be liable in any event, nor shall Rent be abated, because of interruption of Building Services.

Tenant shall promptly notify Landlord of any condition respecting such structure or exterior that may need repair and more specifically described in Exhibit A.

7.	INSURANCE INDEMNITY

A. Landlord shall secure, and maintain throughout the term of this Lease, insurance in amounts and form within Landlord’s sole discretion, but in no event less than the insurance required to be maintained pursuant to the Master Lease.

B. Tenant shall, at its own expense, procure and maintain throughout the term of this Lease.

(1)	Comprehensive Public Liability Insurance, without deductible, insuring Tenant’s activities with respect to the Leased Premises against loss, damage, or liability for personal injury or death, damage to property to commercial loss occurring on or about the Leased Premises, in amounts no less than:

(a) One Million Dollars ($1,000,000.00) with respect to personal injury or death to any one person,

(b) Five Million Dollars ($5,000,000.00) with respect to personal injury or death arising out of any occurrence;

(c) One Million Dollars ($1,000,000.00) with respect to property damages arising out of any one occurrence.

(2)	Workmen’s Compensation Insurance in at least the statutory amounts with respect to any work or other operation in or about the Leased Premises.

Landlord and Master Landlord and TG Legacy, LLC if required, shall be named as additional insureds under such insurance, and such insurance shall be primary and nonliability insurance policy shall contain endorsements requiring forty-five (45) days’ notice to Landlord prior to cancellation or any reduction in amount of coverage. Tenant shall deliver to Landlord as a condition precedent to its taking occupancy of the Leased Premises (but not to its obligation to pay rent), a certificate or certificates evidencing such insurance. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for injury to Tenant, its agents, employees, invitees, or third persons in or about the Leased Premises from any cause arising at any time except the negligence or willful misconduct of Landlord, its agents, employees or invitees.

A. Tenant shall indemnify and hold Landlord harmless from and against all demand, suits, fines, liabilities, losses, damages, costs and expenses (including legal expenses) which Landlord may incur or become liable for as a result of any breach by Tenant, its agents, employees, officers, contractors, invitees or licensees of the terms or covenants of this Lease or any other of the acts omissions of Tenant, its agents, employees, officers, contractors, invitees or licensees.

8.	WAIVER OF SUBROGATION

Tenant and Landlord each release and relieve the other, and waive its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion, or any other perils described in the “extended coverage” insurance endorsement approved for use in Virginia, which occurs in, on or about the Leased Premises, whether due to the negligence of either party, their agents, employees, invitees or otherwise.

9.	MAINTENANCE AND REPAIRS

Subject to landlord’s duty to provide the Building Services, Tenant agrees to maintain in a neat, clean and sanitary condition and keep in good repair, the interior of the Leased Premises. Tenant agrees to repair any damage to finishes or structure caused during occupancy of space. Cleaning from moving operations to be by Tenant.

10.	IMPROVEMENTS AND ALTERATIONS BY TENANT

Without Landlord’s prior written approval, Tenant may not make any improvements or alterations to the Leased Premises. Any such improvements or alterations by Tenant shall be done at Tenant’s expense, by a licensed contractor approved by Landlord in conformity with plans and specifications approved by Landlord. If requested by landlord, Tenant will post a bond or other security satisfactory to landlord to protect Landlord against liens arising from work performed for Tenant. All work performed shall be done in a good and workmanlike manner and with materials (where not specifically described in the specifications) of the quality and the appearance comparable to those in the Building, and shall become the property of the Landlord. Should Tenant desire to alter the Leased Premises, and should Landlord give written consent to such alterations, at Landlord’s option, Tenant shall contract with Landlord for the construction of such alterations.

11.	CASUALTY

If the Leased Premises or the Building are destroyed or damaged by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Landlord may, at the Landlord’s option, proceed with reasonable diligence to rebuild and restore the Leased Premises or such part thereof as may be destroyed or damaged, provided that within thirty (30) days after such damage or destruction, Landlord shall notify Tenant in writing or Landlord’s intention to do so and during the period of such rebuilding and restoration, the Rent shall be abated in the same ratio as the square footage in the portion of the Leased Premises rendered untenantable shall bear to the total square footage in the Leased Premises. If Landlord shall reasonably determine that such destruction or damage cannot be repaired within one hundred eighty (180) days from the date of notice, it shall so notify Tenant within thirty (30) days. In such event, either Landlord or Tenant may within twenty (20) days after such notice, terminate this Lease. If neither party terminates the Lease during that twenty (20) day period, this Tease shall remain in effect and Landlord shall diligently proceed to repair or reconstruct the Leased Premises and Rent shall abate as set forth above.

12.	ASSIGNMENT LETTING AND SUBLETTING

A. Tenant, its legal representatives and successors in interest, shall not, directly or indirectly, mortgage, pledge, assign, let or sublet or permit the mortgaging, pledging, assigning, letting or subletting of this Lease, or any part thereof, or permit any part of or all of the Leased Premises to be used or occupied by another, without first obtaining the written consent of Landlord. If Tenant is a corporation, any transfer of this liquidation or any change in the ownerships, or power to vote the majority of the outstanding voting stock of Tenant shall constitute an assignment for the purposes of this paragraph. Any such assignment made without Landlord’s approval shall be voidable by Landlord. Any approval by Landlord, unless specifically stated therein, shall not relieve Tenant from its obligations under this Lease.

B. In addition to any other reasonable basis Landlord shall be deemed to be reasonably withholding its consent to any such assignments, letting or subletting, if such assignment, letting or subletting would result in the assignment, leasing or subleasing of,

(i) the Leased Premises to any party, business or lessee who proposed to conduct a business therein which is not in conformance with the provisions of Paragraph Number 2 hereof; or

(ii) less than the whole of the Leased Premises, or for a term less than the whole of the term which remains hereunder; or

(iii) the Leased Premises to any party, business or lessee who is then a lessee of the Building; or

(iv) the Leased Premises at a rental rate less than the then current market rate for comparable Premises-in the Building; or

(v) the Leased Premises to a party whose financial condition and credit rating in Landlord’s sole judgment is not equal to or better than that of Tenant’s; or

(vi) the Leased Premises to a party whose business is of a character which does not, in the Landlord’s sole opinion, comport with the character of the Building.

C. Seventy-five percent (75%) of any rent in the excess of the Rent reserved hereunder which is received by Tenant pursuant to an assignment, letting or subletting shall be remitted to Landlord within ten (10) days of the receipt by Tenant (for purposes of this Subparagraph 12.C, all money in whatever form and howsoever characterized received by Tenant from any third party pursuant to an assignment, letting or subletting, shall be deemed to be rent).

D. Within thirty (30) days of receipt of any request by Tenant to consent to an assignment, letting or subletting, Landlord may elect (by notifying Tenant in writing) to cancel this Lease as to that part of the Leased Premises subject to the proposed assignment, letting or subletting, and this Lease shall cease as to that part of the Leased Premises on the date which the proposed assignment, letting or subletting was to be effective.

13.	LIENS AND INSOLVENCY

Tenant shall keep the Leased Premises and the Building free from any liens arising out of any work performed; materials furnished or obligations incurred by Tenant. If at any time a lien or encumbrance is filed against the Leased Premises or the Building as a result of Tenant’s failure to satisfy same, Tenant shall promptly discharge said lien or encumbrance, and if said lien or encumbrance has not been removed within Thirty (30) days from the date it is filed or recorded against the Leased Premises or Building, Tenant agrees it will deposit with Landlord in case an amount equal to one hundred and fifty percent (150%) of the amount of the lien of the person or concern filing the lien and shall have the same on deposit with Landlord until said lien is discharged. In the event Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business or property of the Tenant, then the Landlord shall have the right and option to terminate this Lease at any time by notice to Tenant.

14.	RELOCATION

The Landlord shall have the right at any time, notwithstanding anything contained herein, to relocate at Landlord’s expense the Lease Premises on any floor of the Building, provided that the new location of any part thereof shall be similar in dimension and that the rent for the Leased Premises shall remain unchanged. Should the Landlord give the Tenant written notification of the relocation of the Leased Premises after the Tenant has commenced or completed the approved installation of partitioning or other improvements, the landlord will furnish the Tenant with similar partitioning and other improvements of equal quality. The relocation of the Leased Premises shall not affect any of the other clauses or conditions of the Lease.

15.	CONDEMNATION

If the whole or any part of the Leased Premises shall be taken under power of eminent domain or like power, or sold under imminent threat thereof to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority or entity. Rent for the remaining terms shall be reduced in the proportion that the total square footage of the Leased Premises is reduced by the taking. If a partial taking or sale (i) substantially reduces the area of the Leased Premises for Tenant’s business purposes, or (ii) renders the Building commercially unviable to landlord or (ii) renders the building unviable to landlord (in Landlord’s sole judgment), Tenant in the case of (i) and Landlord in the case of (ii) may terminate this Lease by notice to the other party within thirty (30) days after the terminating party receives a written notice of the portion to be taken or sold, to be effective one hundred eighty (180) days thereafter, or when the portion is taken or sold, whichever is sooner. Tenant shall have no claim against Landlord or the condemning authority for any portion of the amount of the condemnation aware or settlement that may be claimed as damages by Tenant as a result of such condemnation or sale, or for the value of any unexpired terms of this Lease, and ail condemnation awards and similar payments shall be paid and belong to landlord. Notwithstanding the foregoing, Tenant may make separate award or payment for the value of Tenant’s trade fixtures and for relocation costs, provided such awards do not reduce Landlord’s award.

16.	RULES AND REGULATIONS

Tenant covenants that Tenant and its agents, employees, invitees, or those claiming under Tenant, will at all times observe, perform and abide by the Rules and Regulations attached hereto as Exhibit 8, or such other reasonable rules and regulations as may be promulgated by Landlord from time to time.

17.	PARKING

Tenant and its employees and invitees shall have the non-exclusive right to use Parking Spaces designated by landlord pursuant to the rules and regulations relating to parking adopted by landlord from time to time. Tenant agrees not to overburden the parking facilities, and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in it’s absolute discretion to assign to any tenant specific parking spaces for its exclusive use (provided such assignment does not materially limit the number of spaces available for Tenant’s use). Landlord may, at its own discretion, change the location and nature of the parking spaces available to Tenant, its employees and invitees, provided that after such change, there shall be available to Tenant and its employees and invitees approximately the same number of spaces as available before the change.

18.	ACCESS

Tenant shall permit Landlord to enter the Leased Premises at reasonable times for the purpose of inspecting, altering and repairing the Leased Premises and ascertaining compliance by Tenant with the provisions of this Lease, Landlord may also show the Leased Premises to prospective purchasers, lenders or renters at reasonable times, provided that Landlord shall not unreasonably interfere with Tenant’s business operations.

19.	SIGNS

All signs and symbols placed in the doors or windows or elsewhere about the Leased Premises, or upon any other part of the Building, including building directories, shall be subject to the prior written approval of the Landlord. Any signs or symbols which have been placed with approval may be removed by Landlord. Upon termination of tenancy, all signs installed shall be removed, and any damage resulting there from shall be promptly repaired.

20.	TENANT’S DEFAULT

It shall be an “Event of Default”: if (i) Tenant shall fail to pay when due any monthly installment of Rent or any other charge or payment required of Tenant hereunder (although no legal or formal demand has been made therefore); (ii) Tenant shall violate or fail to perform any of the other conditions, covenants or agreement herein made by Tenant, and such violation or failure shall continue for a period of fifteen (15) days after written notice thereof to Tenant by landlord; (iii) Tenant shall make a general assignment for the benefit of its creditors, or shall file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (iv) a proceeding is filed against Tenant seeking any relief mentioned in (iii) above; (v) a trustee, receiver or liquidator shall be appointed for Tenant or a substantial part of its property; (vi) Tenant shall vacate or abandon the Leased Premises (an absence of substantial activity by Tenant in the Leased Premises (an absence of substantial activity by Tenant in the Leased Premises for more than seven (7) days to constitute such abandonment); (vii) Tenant shall mortgage, assign, or otherwise encumber its leasehold interest; or (viii) Tenant is in violation of any term, condition or provision of the Master Lease. If an Event of Default occurs, this Lease shall, at the option of Landlord, cease and terminate and shall operate as a notice to quit—any notice to quit, or of Landlord’s intention to re-enter, being hereby expressly waived—and Landlord may proceed to recover possession under and by virtue of the provisions of the laws of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, the obligations herein contained on the part of Landlord to be performed shall cease without prejudice, subject however, to the right of Landlord to recover from Tenant all rental and other charges accrued up to the time of termination or recovery of possession by landlord, whichever is later. Should this Lease be terminated before the expiration of the term of this Lease by reason of any Event of Default, the Leased Premises may be relet by Landlord, for such rent and upon such terms and Landlord is able to obtain, and, if the full Rent shall not be realized by landlord, including without limitation, the deficiency in Rent, reasonable attorney’s fees, other collection costs and all expenses (including leasing fees) of placing the Leased sustained by Landlord may be recovered by Landlord, at Landlord’s option, (i) at the time of the reletting, (ii) in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, (iii) be deferred until the expiration of said term, or (iv) if Landlord is unable to find a new tenant for the Leased Premises within sixty 960) days from termination of this Lease, Tenant shall immediately pay Landlord the present value (discounted at 10%) of all the Base Rent due for the remainder of the Term (as if there had been no termination for cause) as liquidated damages. The provisions contained in this paragraph shall be in addition to and shall not prevent the enforcement of any claim landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law.

21.	REMOVAL OF PROPERTY

A. If, upon default by Tenant or termination of this Lease, Landlord shall enter or take possession of the Leased Premises, Landlord shall have the right, but not the obligation, to remove from the Leased Premises all personal property, fixtures, furnishings and other property located therein, and to store such property in any other place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property, without notice to Tenant, after it has been stored for a period of thirty (30) days or more. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the charges for storage, if any, and third to the payment of any other sums of money which may then be due from Tenant to Landlord under any of the terms hereof, the balance, if any to be paid to Tenant.

B. Any improvements to the Leased Premises installed by Landlord, shall, at Landlord’s election upon default of Tenant hereunder or the termination of this Lease, become the property of Landlord.

22.	QUIET ENJOYMENT, INABILITY TO PERFORM

A. If, and so long as Tenant pays the Rent and keeps and performs each and every term, covenant and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance or molestation by Landlord, subject to the terms, covenants and conditions of this Lease and the Superior Instruments (as defined in Paragraph Numbered 35 below).

B. This Lease and the obligations of Tenant to pay Rent and perform all of the terms, covenants and conditions on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord, due to Unavoidable Delay, is (a) unable to fulfill any of its obligations under this Lease, or (b) unable to supply or delayed in supplying any service expressly or impliedly to be supplied, or (c) unable to make or delayed in making any repairs, replacements, additions, alterations or decorations, or (d) unable to supply or delayed in supplying any equipment or fixtures. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. However, Landlord shall be under no obligation to pay overtime labor rates.

“Unavoidable Delay” shall mean any and all delay beyond Landlord’s reasonable control, including without limitation, a delay caused by Tenant, governmental restrictions, governmental regulations, controls, undue delays, order of civil military or naval authority, governmental preemption, strikes, labor disputes, lock-outs, shortage of labor or materials, inability to obtain building or construction contractor of subcontractor, Acts of God, fire, earthquake, floods, explosions, actions of the elements, extreme weather conditions, enemy action, civil commotion, riot or insurrection, fire or other unavoidable casualty, delays in obtaining governmental permits or approvals, or any other cause beyond Landlord’s reasonable control.

23.	HOLD OVER TENANCY

If (without execution of a new lease of written extension) Tenant shall hold over after the expiration of the term of this Lease, at Landlord’s option, Tenant may, be deemed to be occupying the Leased Premises as a tenant from month to month, which tenancy may be terminated as provided by law. During such tenancy, Tenant agrees to pay to Landlord 300% of the Rent payable on the last day of the term of this Lease, unless a different rate is agreed upon, and to be bound by all of the terms, covenants and conditions as herein specified, so far as applicable. The parties acknowledge that any amount in excess of the Rent paid in the month preceding the expiration of the term of the Lease shall be deemed liquidated damages, in view of the fact that it is and will be difficult or impossible to ascertain the amount of damages incurred or to be incurred by the landlord.

If Landlord relets the Leased Premises to a new lessee and the term of such new lease commences during the period for which Tenant holds over, landlord shall be entitled to recover from Tenant any and all costs, expenses, legal expenses, attorney’s fees, damages, loss or profits or any other costs incurred by Landlord as a result of Tenant’s failure or inability to deliver possession of the Lease Premises to landlord when required under this Lease.

24.	ATTORNEY’S FEES

In the event either party required the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of any Rent due under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Leased Premises to Landlord and/or eviction of Tenant during said term or after the expiration thereof, the party as determined by the Court, as prevailing in any such legal action shall be entitled to an award for all legal costs and expenses, including but not limited to, a reasonable sum for attorney’s fees.

25.	AMENDMENT

This Lease is the entire agreement between the parties. This Lease shall not be amended or modified except by instrument in writing signed by both parties. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.

26.	NOTICES

All notices required by this Lease shall be in writing and shall be effective when mailed by certified mail or delivered to 13849 Park Center Road, Suite 100, Herndon, Virginia 20171, Attn: Mil L Wallen, Landlord, TO Legacy, LLC and to tenant at 13849 Park Center Road, Suite 100, Herndon, Virginia 20171, Attn: Mil L Wallen or to such other addresses a may hereafter be designated by either party by written notice.

27.	BINDING EFFECT

Subject to the provisions of Paragraph Number 12, this Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms “Landlord” and “Tenant” and verbs and pronouns in the singular number are uniformly used*throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto,

28.	RIDERS AND ATTACHMENTS

The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this Lease by reference, and the terms thereof shall control over any inconsistent provisions in the paragraphs of this instrument.

29.	LIMITATION OF LANDLORD’S LIABILITY

The obligation of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of the Landlord for satisfaction of any liability in respect of the Lease, and will not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

30.	LANDLORD’S RESERVED RIGHTS

Without notice, and without liability to Tenant, Landlord shall have the right to:

A. Change the name or street address of the Building.

B. Install and maintain signs on the exterior of the Building

C. Make reasonable rules and regulations as, in the judgment of Landlord, may from time to time be needed for the safety of the tenants, the care and cleanliness of the Building, and the preservation of good order therein. Tenant shall be notified in writing when each such rule and regulation is promulgated.

D. Granted utility easements or other easements to such parties, or replat, subdivide or make such other changes in the legal status of the land underlying the Building, as Landlord shall deem necessary, provided such grant or changes do not substantially interfere with Tenant’s use of the Leased Premises as intended under this Lease.

E. Assign this Lease and the Deposit to a Third Party (and upon such assignment to be released from all of its obligations under this Lease). Tenant agrees to attorn to such assignee, or any other successor or assign of Landlord through foreclosure or deed of foreclosure or otherwise, and to recognize such person as the Landlord under this Lease,

31.	ESTOPPEL CERTIFICATE

Within ten (10) days after request therefore by Landlord, its agents, successors, or assigns, Tenant shall deliver, in recordable form, a certificate to any proposed mortgages or purchaser, or to Landlord, together with a true and correct coy of this Lease, certifying (i)(if such be the case) that this Lease is in full force and effect without modification, (ii) the amount, if any, of prepaid rent and security deposit paid by Tenant to landlord, (iii) that Landlord has performed all of its obligations due to be performed under the Lease, and that there are no defenses, counter-claims, deductions, offsets outstanding or other excuses for Tenant’s performance under this Lease, and (iv) any other fact reasonably requested by landlord or such proposed mortgagee or purchaser, or stating those claimed by Tenant. Tenant’s failure to deliver the above described certificate in time shall be conclusive upon Tenant: (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and Tenant has no right of offset, counterclaim, defenses or deduction against Rent or the Landlord hereunder, (iii) that no more than one period’s Fixed Rent has been paid in advance, and (iv) that the amount of the Security Deposit held by landlord is as represented by Landlord.

32.	ACCORD AND SATISFACTION

No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to or support or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, in such amounts and in such order as Landlord may determine at its sole option.

33.	SEVERABILITY

The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be finally held to be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extent to or otherwise affect any other term of this Lease, and the unaffected terms hereof shall remain in full force and effect to the fullest extent permitted by law, the same as if such stricken term never had been contained herein, The above notwithstanding, if any provision of this Tame shall be finally held to be invalid or unenforceable, and such term substantially and adversely affects the amount of Rent to be received by landlord or the nature of its obligations to Tenant, or otherwise affects the economic bargain agreed to by Landlord in this Lease, Landlord shall have the additional option of terminating this Lease. Such right shall be exercised, if at all, by delivering notice to Tenant within thirty (30) days after any final judgment declaring a provision of this Lease invalid or unenforceable, stating a date of termination no sooner than ninety (90) days from such notice,

34.	WAIVER

No assent or consent to changes in or waiver of any part of this Lease shall be deemed or taken as made, unless the same be done in writing and attached hereto and endorsed by the Landlord. No covenant or term of this Lease stipulated in favor of the Landlord shall be waived, except by express written consent of the Landlord, whose forbearance of indulgence in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed by the Tenant; and until complete performance by the Tenant of the said covenant, term or condition, the landlord shall be entitled to invoke any remedies available under this Lease or by law despite such forbearance or indulgence.

35.	SUBORDINATION

The rights of Tenant hereunder are and shall be, at the election of any mortgagee, subject and subordinate to the lien of any mortgage or mortgages, particularly liens from General Electric Capital Corporation, Business Finance Group, Inc. and the SBA or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Building of which the Leased Premises are a part, and to all advances made or hereafter to be made upon the security thereof (“Superior Instruments”). If requested, Tenant agrees to execute whatever documentation may be required to further effect the provisions of this paragraph.

36.	TIME

Time is of the essence hereof.

37.	APPLICABLE LAW

This Lease shall be construed according to the laws of the Commonwealth of Virginia.

38.	BROKER’S INDEMNIFICATION

As part of the consideration for the granting of this Lease, the Tenant represents and warrants to the Landlord that no broker or agent negotiated in, or was instrumental in negotiating or consummation of this Lease except by the Broker of Record, and Tenant agrees to indemnify Landlord against any other loss, expense, cost or liability incurred by Landlord as a result of a claim by any broker of finder claiming through Tenant.

39.	ENTIRE AGREEMENT

This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and Building, and there are no covenants, promises, agreements, conditions and understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon landlord or Tenant unless reduced to writing and signed by them.

40.	RECORDATION

The parties agree to executive a short form of this Lease, which may, at the desire of either party, be recorded amount the land records of the jurisdiction where the Leased Premises are located, the expense thereof to be borne by the party desiring such recordation.

41.	LANDLORD’S CONSENT’

If any provisions of this Lease requires the Landlord’s consent, the Landlord agrees that it shall not reasonably withhold or delay such consent.

Executed as of the date first above written.

ATTEST:

/s/ TC Legacy, LLC	/s/ Trinity Group Construction, Inc.
TC Legacy, LLC	Trinity Group Construction, Inc.

Exhibit A

Condominium Unit No. 100, Towerview Commerce Center Condominium established by Condominium Instruments recorded on October 19, 2007 in Deed Book 19618 at Page 0763, with plats and plans recorded at Page 0822, as amended in Deed Book 19758, page 2095, among the land records of Fairfax County, Virginia, together with an undivided interest in the common elements appurtenant thereto, including the right to use limited common element parking spaces numbered 76 through 94, 102 through 122 and 160 and 161.